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                                                                    EXHIBIT 10.8

                        ADVANTAGE LEARNING SYSTEMS, INC.
                              AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN
                          (EFFECTIVE OCTOBER 24, 2000)


         1. Purpose. The purpose of this Plan is to provide employees of Advantage Learning Systems, Inc. (the "Company") and of its Subsidiaries (as defined in Paragraph 12 hereof) with an opportunity to purchase Company common stock through annual offerings to be made commencing on the 1st day of January, and thus develop a stronger incentive to work for the continued success of the Company. The aggregate number of shares of common stock of the Company (the "Stock") authorized to be sold pursuant to options granted under this Plan is 500,000 shares, subject to adjustment as provided in Paragraph 17 hereof. In computing the number of shares available for grant, any shares relating to options which are granted, but which subsequently lapse, are canceled or are otherwise not exercised by the final date for exercise, shall be deemed available for future grants of options. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") and, therefore, the provisions of the Plan shall be construed so as to govern participation in a manner consistent with the requirements of Section 423(b) of the Code.

         2. Administration. Subject to the general control of the Company's Board of Directors (the "Board"), the Plan shall be administered by a committee appointed by the Board (the "Committee"). The Committee shall consist of one or more members and who need not be members of the Board. The Board may at any time replace a member of such Committee. Any expenses of the Committee shall be paid by the Company. The Committee may adopt regulations not inconsistent with the provisions of this Plan for the administration thereof, and its interpretation and construction of the Plan and the regulations shall be final and conclusive. Any action to be taken by the Committee shall be on a vote of a majority of the Committee either at a meeting or in writing.

         3. Eligibility.

                  (a) All employees of the Company or of any Subsidiary designated from time to time by the Committee will be eligible to participate in the Plan provided they have a minimum period of continuous service with the Company or a Subsidiary, such period to be determined by the Committee from time to time, but in all events not to exceed two years, subject to the additional limitations imposed herein (each such employee is referred to as an "Eligible Employee").

                  (b) Any provision of this Plan to the contrary notwithstanding, no employee shall be granted an option:

                           (i) if, immediately after the grant, such employee
                  would own, and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company within the meaning of Section 423 of the Code; or

                           (ii) which permits the employee's rights to purchase
                  Stock under all employee stock purchase plans, as defined in
                  Section 423 of the Code, of the Company and its


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                  subsidiaries to accrue at a rate which exceeds $25,000 of Fair
                  Market Value of the Stock (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time; or

                           (iii) if the employee's customary employment does not
                  meet certain requirements for length of employment determined by the Committee from time to time; provided, however, that any such requirement for length of employment shall comply with Section 423 of the Code.

         4. Offerings. The Committee may make one or more annual offerings to Eligible Employees to purchase Stock under this Plan (each an "Offering"). The term of any Offering shall be for a period of 12 months' duration. No Eligible Employee shall be granted an option to purchase a number of shares of the Company in excess of $25,000 divided by 100% of the Fair Market Value of a share of Stock on the date immediately preceding the Effective Date of the Offering (as defined in Paragraph 12 hereof).

         5. Participation. An Eligible Employee on the Effective Date of the Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the appropriate payroll location before August 1st of the offering period. An Eligible Employee who submits such authorization is referred to as a "Participant." The form will authorize a regular payroll deduction from the Participant's pay.

         6. Deductions. The Company will maintain payroll deduction accounts for all Participants. A Participant may purchase shares of Stock under this Plan solely by means of payroll deduction. Payroll deductions, as designated by the Participant pursuant to Paragraph 5, shall be a whole percentage of the Participant's Compensation (as defined in Paragraph 12 hereof) but not less than one percent (1%) nor more than ten percent (10%).

         7. Deduction Changes. A Participant may increase or decrease the applicable payroll deduction by filing a new payroll deduction authorization form before August 1st of the offering period. The change may not become effective sooner than the next pay period after receipt of the form. A payroll deduction may be increased or decreased only once during the term of any offering period.

         8. Withdrawal From Participation in an Offering. A Participant may, at any time and for any reason, withdraw from participation in an Offering under this Plan, upon advance written notice to the Committee. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's payroll deduction account under this Plan shall be refunded to the Participant in cash (partial refunds are not permitted), unless the Participant instructs the Committee in writing, when he withdraws from participation in an Offering, that he will purchase Stock at the end of such offering period with the total payroll deductions credited to his payroll deduction account through the date of his withdrawal; provided, however, that a Participant may purchase Stock in any Offering only if he is an Eligible Employee on any date within the last 3 months of the applicable offering period. Any Participant who withdraws from an Offering under this Plan may not resume participation in such Offering.


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         9. Purchase of Shares.

                  (a) Each Participant will be entitled to purchase as many whole shares of Stock as can be purchased with the total payroll deductions credited to the Participant's account during the specified offering periods in the manner and on the terms herein provided.

                  (b) The purchase price for a share of Stock under any Offering will be the lower of either:

                           (i) the Offering Price of 85% of the Fair Market
                  Value of a share of Stock on the Effective Date of the Offering; or

                           (ii) the Alternative Offering Price of 85% of the
                  Fair Market Value of a share of Stock on the day one year from the Effective Date of the Offering.

                  (c) As of the date one year from the Effective Date of the Offering, the account of each Participant shall be totaled and the Alternative Offering Price determined. If a Participant shall have sufficient funds in the Participant's account to purchase one or more full shares at the lower of either the Offering Price or the Alternative Offering Price as of that date, the Participant shall be deemed to have exercised the Participant's option to purchase such share or shares at such lower price, the Participant's account shall be charged for the amount of the purchase, and a stock certificate shall be issued to the Participant as of such day. The balance of any payroll deductions credited to his account during the Offering shall be refunded to the Participant in cash.

         10. Interest. Interest will not accrue on any employee payroll deduction accounts.

         11. Registration of Certificates. Certificates will be registered only in the name of the Participant. If a Participant makes written request to the Committee, the Committee may cause the certificates to be issued in the Participant's name jointly with a member of his family with right of survivorship.

         12. Definitions.

                  (a) "Compensation" means the total compensation paid in cash to a Participant including salaries, wages, overtime pay or commission, but excluding bonuses, moving or relocation allowances, car allowances, imputed income attributable to cars, life insurance or other benefits, or other items as determined by the Committee.

                  (b) "Effective Date of the Offering" shall be the date established by the Committee in making any Offering under this Plan.

                  (c) "Fair Market Value" shall be the closing price of the common stock of the Company as quoted on the Nasdaq Stock Market as reported in the Midwest Edition of The Wall Street Journal on the applicable valuation date hereunder, or if no sale of common stock of the Company is quoted on the Nasdaq Stock Market on any such date, then the closing price of the common stock of the Company on the next preceding day on which a sale was made.


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                  (d) "Subsidiary" means any corporation of which the Company or a Subsidiary owns 50% or more of the combined voting power of all classes of stock unless the Board determines that such corporation shall not be a "Subsidiary" for purposes hereof. Only subsidiaries that satisfy the requirements of Section 424(f) of the Code shall be entitled to participate in the Plan.

         13. Rights as a Shareholder. None of the rights or privileges of a shareholder of the Company shall exist with respect to shares purchased under this Plan unless and until such full shares shall have been duly issued.

         14. Rights on Retirement, Death or Termination of Employment. In the event of a Participant's retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to such Participant at such time and the balance in such Participant's account shall be paid to such Participant or, in the event of such Participant's death, to such Participant's estate; provided, however, that in the event of a Participant's retirement, death or termination of employment, a Participant (or the Participant's estate, as the case may be) may purchase Stock with the total payroll deductions credited to his payroll deduction account pursuant to the terms and conditions of Paragraph 8. Transfer of a Participant from the Company to a Subsidiary or vice versa shall not constitute termination of employment.

         15. Rights Not Transferable. Rights under this Plan are not transferable by a Participant, other than by will or the laws of descent and distribution, and are exercisable, during the Participant's lifetime, only by the Participant.

         16. Application of Funds. All funds received or held by the Company under this Plan may be used for any corporate purpose and need not be segregated.

         17. Adjustment in Case of Changes Affecting the Common Stock of the Company. In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Stock, or the Stock shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a cash dividend), the total number of shares authorized to be offered in accordance with Paragraph 1, the number of shares subject to each outstanding option, the option price applicable to each such option, and/or the consideration to be received upon exercise of each such option shall be adjusted in a fair and reasonable manner by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide, in appropriate cases, for (i) acceleration of the exercise date of outstanding options or (ii) the conversion of outstanding options into cash or other property to be received in certain of the transactions specified in the preceding sentence upon effectiveness of such transactions.

         18. Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment shall be made without the approval of the shareholders of the Company if shareholder approval is required for such amendment under applicable tax, securities or other law. Any action taken by the Board, or the Committee pursuant hereto that is otherwise inconsistent with the terms and conditions hereof shall be given effect and be deemed to be an amendment hereof as related to such action, to the extent allowed by this Paragraph 18, so as to make such terms and conditions consistent with such action.


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         19. Termination of the Plan.

                  (a) This Plan and all rights of Participants under any offering hereunder shall terminate:

                           (i) on the day that Participants become entitled to
                  purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such Participants in such manner as it deems fair and consistent with Section 423 of the Code; or

                           (ii) at any time, at the discretion of the Board or
                  the Committee.

                  (b) Upon termination of this Plan, all amounts in the accounts of Participants shall be promptly refunded.

         20. Governmental Regulations. The obligation to sell and deliver shares of the Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

         21. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

22. Approval of the Plan. The Plan has been adopted by the Board and approved by the shareholders of the Company.



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